Exhibit 13.1

                               INDEMNITY AGREEMENT

     This Agreement is made as of the ______ day of ______________, 19___ by Ameritrans Capital Corporation, a Delaware corporation (the "Corporation"), and ____________ ("Indemnitee"), a Director or Officer of the Corporation.

     WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available, and

     WHEREAS, the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors' and Officers' liability insurance has been severely limited, and

     WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and

     WHEREAS, Indemnitee is concerned about protection from expenses of litigation and may not be willing to serve or continue to serve as a Director or Officer without adequate protection, and the Corporation desires Indemnitee to serve in such capacity.

     NOW, THEREFORE, the Corporation and Indemnitee do hereby agree as follows:

     1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a Director or Officer of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

     2.   Definitions. As used in this Agreement:

          (a) The term "Proceeding" shall include any threatened, pending, or completed action, suit, or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature, in which the Corporation may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, by reason of any action taken by his or of any inaction on his part while acting as such a Director or Officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

          (b) The term "Expenses" shall include, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, attorneys' fees and disbursements, and any expenses of establishing a right to indemnification under Paragraph (7) of this Agreement,



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               but  shall  not  include  the  amount  of  judgments,  fines,  or penalties against Indemnitee.

          (c) References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

     3. Indemnity in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses, judgments, fines, and penalties, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal proceeding, in addition, did not have reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

     4.   Indemnity in  Proceedings by or in the Right of the  Corporation.  The
          Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification for Expenses shall be made under this Paragraph 4 in respect of any claim, issue, or matter as to which Indemnitee shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine


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          upon  application  that,  despite the adjudication of liability and in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses or such court shall otherwise deem proper the payment of such Expenses.

     5. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue, or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     6. Advances of Expenses. Expenses incurred by the Indemnitee pursuant to Paragraphs 3 and 4 in any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon the written request of Indemnitee if Indemnitee shall undertake to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to indemnification, provided that as a condition to any such advance, either (a) such Indemnitee provides a security for such undertaking, (b) the Corporation is insured against losses arising from any lawful advances, or (c) a majority of the disinterested directors of the Corporation or any independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is a reason to believe that such Indemnitee will be found entitled to indemnification hereunder.

     7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification under Paragraphs 3 and 4 shall be made no later than 60 days after receipt by the Corporation of the written request of Indemnitee, unless a determination is made within said 60-day period by (1) the Board of Directors by a majority vote of directors who were not parties to such Proceeding, (2) by a committee of such directors designated by a majority of such directors, or (3) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable because of the absence of the requisite number of disinterested directors), that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

          The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving the indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses reasonably incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

     8. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Corporation's Certificate of Incorporation, as amended, its By-


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          Laws,  as  amended,  any  agreement,   any  vote  of  shareholders  or
          disinterested Directors, the General Corporation Law of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          The indemnification under this Agreement shall continue as to Indemnitee even though he may have ceased to be a Director or Officer of the Corporation and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

     9. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, or penalties actually and reasonably incurred by him in the investigation, defense, appeal, or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, or penalties to which Indemnitee is entitled.

     10. Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall, nevertheless, indemnify Indemnitee as to Expenses, judgments, fines, and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

     11. Notice. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to Ameritrans Capital Corporation, 4th Floor, 747 Third Avenue, New York, New York 10017, Attention:
          President (or such other address as the Corporation shall designate in writing to Indemnitee), together with a copy thereof to Walter Stursberg, Esq., Stursberg & Veith, 405 Lexington Avenue, New York, New York 10174. Notice delivered by mail, by hand, or by overnight delivery services shall be deemed received (i) three days after the date postmarked if sent by prepaid mail, properly addressed or (ii) upon delivery by hand or by overnight delivery service. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee's power.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.



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     14.  Successors  and  Assigns.  This  Agreement  shall be binding  upon the
          Corporation and its successors and assigns.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                            AMERITRANS CAPITAL CORPORATION



                                            By:
                                               ---------------------------------


                                            INDEMNITEE


                                            ------------------------------------





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